AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut corporation (“Distributor”), LINCOLN FINANCIAL INVESTMENTS CORPORATION, a Tennessee corporation (“Adviser”), and PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (“Company”), a Alabama corporation, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 1, 2023, as amended; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds.

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

LINCOLN VARIABLE INSURANCE		LINCOLN FINANCIAL INVESTMENTS
PRODUCTS TRUST		CORPORATION

By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer
Name:	Benjamin Richer	Name:	Benjamin Richer
Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management

LINCOLN FINANCIAL DISTRIBUTORS, INC.		PROTECTIVE LIFE AND ANNUITY
INSURANCE COMPANY

By:	/s/ Thomas O’Neill	By:	/s/ Steve Cramer
Name:	Thomas O’Neill	Name:	Steve Cramer
Title:	SVP	Title:	Chief Product Officer – Retirement Division

Exhibit A

The currently available Funds of the Trust are:

1.	LVIP JPMorgan U.S. Equity Fund

2.	LVIP JPMorgan Small Cap Core Fund

3.	LVIP JPMorgan Mid Cap Value Fund

4.	LVIP JPMorgan Core Bond Fund

5.	LVIP American Century Balanced Fund

6.	LVIP American Century Capital Appreciation Fund

7.	LVIP American Century Disciplined Core Value Fund

8.	LVIP American Century Inflation Protection Fund

9.	LVIP American Century International Fund

10.	LVIP American Century Large Company Value Fund

11.	LVIP American Century Mid Cap Value Fund

12.	LVIP American Century Ultra Fund

13.	LVIP American Century Value Fund